As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4233771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3401 North Fairfax Drive, Suite 3230 Arlington, VA	22226
(Address of principal executive offices)	(Zip Code)

Corvex, Inc. (f/k/a Klustr, Inc.) 2024 Equity Incentive Plan

Corvex, Inc. Inducement Performance Share Agreement

(Full title of the plan)

Chance Moreland

Chief Financial Officer

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, VA 22226

(Name and address of agent for service)

(866) GET-GPUS ((866) 438-4787)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Corvex, Inc. (the “Registrant”) to register an aggregate of 523,211 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) underlying performance-based restricted stock units to be issued as inducement awards. On March 19, 2026, Corvex, Inc. (formerly known as Movano Inc.), acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among Corvex, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Registrant assumed the Corvex, Inc. (f/k/a Klustr, Inc.) 2024 Equity Incentive Plan and all equity awards outstanding thereunder, which were converted into equity awards of the Registrant in accordance with the terms of the Merger Agreement.

This Registration Statement also contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Common Stock referred to herein (such shares, the “Resale Shares”) that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current directors, officers, employees, and consultants of the Registrant (the “Selling Stockholders”) for their own accounts.

The Selling Stockholders may sell any, all, or none of the Resale Shares, and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares, if they were to sell any, hereunder following the effective date of this registration statement.

REOFFER PROSPECTUS

Corvex, Inc.

6,108,470 shares of Common Stock

This prospectus relates to 6,108,470 shares of common stock, par value $0.0001 per share (the “Resale Shares”), of Corvex, Inc., a Delaware corporation (the “Company,” “Corvex,”, “we,” “us,” or “our”), which Resale Shares may be offered from time to time by certain stockholders that are our current directors and officers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Resale Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our 2024 Equity Incentive Plan (the “2024 Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Resale Shares, and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Resale Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Resale Shares may be sold at the market price of our Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Resale Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Resale Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Resale Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “MOVE”. On September 2, 2026, the last reported sale price of our Common Stock was $14.48.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The SEC may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2026

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

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PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Company

Corvex, Inc. (formerly known as Movano Inc., dba Movano Health), a Delaware corporation, is an AI cloud computing business specializing in GPU-accelerated infrastructure for AI workloads. On March 19, 2026, the Company acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among the Company, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement amended and restated in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025 (the “Prior Merger Agreement”).

Our AI cloud computing business is an engineering-led platform focused on providing secure, scalable, and cost-efficient GPU-accelerated infrastructure for AI workloads, supported by GPU-accelerated compute clusters, high-throughput storage systems, and a layered architecture intended to enhance security and deliver consistent performance and efficiency at scale. Our AI cloud computing offerings include AI Factories and GPU Clusters, confidential computing (including our patent-pending Corvex Secure Model Weights product), and Token Factory (currently in alpha test), which is expected to provide access to premium open-source AI models via API integration and a performance-optimized inference engine on automatically scaling infrastructure.

Our engineering-led, AI computing platform specializes in GPU-accelerated infrastructure for AI workloads. Our platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Our infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

We provide a range of capabilities, including:

●	AI Factories and GPU Clusters. Our integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and SOC 2 Type II (“SOC 2”).

●	Confidential Computing. Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Our patent-pending Corvex Secure Model Weights product enables AI model builders and security-conscious enterprises to safely deploy inference workloads on third-party GPU infrastructure without exposing their model weights via the integration of Trusted Execution Environments, post-quantum key exchange, and remote attestation.

●	Token Factory. Currently in alpha test, Token Factory is expected to provide access to premium open-source AI models through simplified API integration and a performance-optimized inference engine operating on automatically scaling infrastructure. The platform is designed to improve performance and reduce per-token inference costs relative to certain alternatives by leveraging a proprietary inference engine and custom orchestration logic intended to maximize compute resource utilization when serving multiple models concurrently. We intend for Token Factory to achieve SOC 2 Type II certification and to support HIPAA-compliant deployments

Our Corporate Information

We were incorporated in the State of Delaware in January 2018 under the name Maestro Sensors Inc. On August 3, 2018, we changed our name to Movano Inc. and on March 23, 2026 we changed our name to Corvex, Inc. following the Merger. Our principal executive offices are located at 3401 North Fairfax Drive, Suite 3230, Arlington, VA 22226, and our telephone number is (866) GET-GPUS ((866) 438-4787).  Our Internet website address is www.corvex.ai. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the investor relations page of our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the U.S. Securities and Exchange Commission (the “SEC”). Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

Implications of Being an Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act which, given the effectiveness of our Registration Statement on Form S-1 on March 22, 2021, will be December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Risk Factors Summary

The following is a summary of the principal risks that could adversely affect our business, operations, and financial results.

●	The market price of our common stock after the merger may be affected by factors different from those that historically affected the market price of our common stock.

●	We may fail to realize the anticipated benefits of the Merger.

●	The expected dilution caused by the issuance of our securities in connection with the Merger may adversely affect the market price of our Common Stock.

●	We may become involved in litigation in connection with the Merger, which could result in substantial costs to the company and divert the attention of our management.

●	Our recent growth may not be indicative of our future growth, and if we do not effectively manage our future growth, our business, operating results, financial condition, and prospects may be adversely affected.

●	We have a limited number of suppliers for significant components of the equipment it uses to build and operate our platform and provide our solutions and services.

●	If our data center providers fail to meet the requirements of our business, or if the data center facilities experience damage, interruption, or a security breach, our ability to provide access to our infrastructure and maintain the performance of our network could be negatively impacted.

●	A substantial portion of our revenue is driven by a limited number of our customers, and the loss of, or a significant reduction in, spend from one or a few of our top customers would adversely affect our business, operating results, financial condition, and prospects.

●	If we fail to efficiently enhance our platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our platform may become less competitive.

●	The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain.

●	Our operations require substantial capital expenditures, and we will require additional capital to fund our business and support our growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower our total cost of capital, may adversely affect our business, operating results, financial condition, and prospects.

●	We face intense competition and could lose market share to our competitors, which would adversely affect our business, operating results, financial condition, and prospects.

●	A network or data security incident against us, or our third-party providers, whether actual, alleged, or perceived, could harm our reputation, create liability and regulatory exposure, and adversely impact our business, operating results, financial condition, and prospects.

●	If we are unable to attract new customers, retain existing customers, and/or expand sales of our platform, solutions, and services to such customers, we may not achieve the growth we expect, which would adversely affect our business, operating results, financial condition, and prospects.

●	If we are unable to successfully build, expand, and deploy our sales organization in a timely manner, or at all, or to successfully hire, retain, train, and motivate our sales personnel, our growth and long-term success could be adversely impacted.

●	We rely on our management team and other key employees and will need additional personnel to grow our business, and the loss of one or more key employees or our inability to attract and retain qualified personnel, including members of our board of directors, could harm our business.

●	Failure to obtain, maintain, protect, or enforce our intellectual property and proprietary rights could enable others to copy or use aspects of our platform without compensating it, which could harm our brand, business, operating results, financial condition, and prospects.

●	Our business is subject to a wide range of laws and regulations, and our failure to comply with those laws and regulations could harm our business.

●	We have identified material weaknesses in our internal control over financial reporting.

●	We incur significant costs and management resources as a result of operating as a public company.

●	Adverse global macroeconomic conditions, geopolitical risks, or reduced spending on AI and machine learning or on cloud infrastructure could adversely affect our business, operating results, financial condition, and prospects.

●	We may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war and regional geopolitical conflicts around the world, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster

●	The market price of our common stock may be volatile, and you could lose all or part of your investment.

●	Sales of substantial amounts of our common stock in the public markets, or the perception that they might occur, could cause the market price of our common stock to decline.

●	Our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our securities.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

We operate in a rapidly changing environment that involves a number of risks that could materially affect our business, financial condition or future results, some of which are beyond our control. This discussion highlights some of the risks that may affect future operating results. These are the risks and uncertainties we believe are most important for you to consider. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in any subsequently filed quarterly reports on Form 10-Q, any current report on Form 8-K, together with all of the other information included or incorporated by reference in this prospectus, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the expected business of the Company following the Merger, expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	our need for and ability to obtain additional capital in the future;

●	our expectations regarding the adoption and development of artificial intelligence (“AI”);

●	our plans to expand our current offerings, customer base, data center capacity, sales infrastructure, or market;

●	headcount and facilities expansion plans and expectations;

●	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger or the proposed transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors;

●	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

●	our ability to attract and retain the Company’s officers, directors and key employees and other highly qualified personnel;

●	any disruption in our strategic relationships;

●	our ability to demonstrate the feasibility of and develop products and services and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manage the growth of our Company and to realize the benefits from any acquisitions or strategic alliances we may enter in the future;

●	the impact of macroeconomic and geopolitical conditions;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability, or other claims;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business;

●	the accuracy of our estimates of market size for our products and services;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures as well as our ability to remediate deficiencies identified with respect to our internal control environment; and

●	our success at managing the risks involved in the foregoing items.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares. All proceeds from the sale of the Resale Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of September 2, 2026, as adjusted to reflect the Resale Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Common Stock Being Offered.” The Resale Shares offered by the Selling Stockholders hereunder consist of an aggregate of 6,108,470 Resale Shares acquired or to be acquired by certain of our current directors and officers upon the settlement of RSUs granted under the 2024 Plan.

Unless otherwise noted below, the address of each person listed on the table is c/o Corvex, Inc. at 3401 North Fairfax Drive, Suite 3230, Arlington, Virginia 22226. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after September 2, 2026 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of September 2, 2026 is based upon 31,552,275 shares outstanding on that date.

	Common Stock Beneficially Owned Prior to the Offering(1)			Common Stock Being Offered(2)	Common Stock Beneficially Owned After the Offering(3)
Selling Stockholder	Shares		Percentage	Shares	Shares	Percentage
Seth Demsey	5,540,329	(4)	17.6%	3,054,235	5,540,329	17.6%
Jay Crystal	4,071,809	(5)	12.9%	3,054,235	4,071,809	12.9%

*	Less than one percent

(1)	The Resale Shares are not included in the amounts reported in this column as none of the Resale Shares will settle within 60 days of September 2, 2026.

(2)	The number of shares of common stock offered for resale in this offering reflect all shares of common stock acquired or issuable to a person pursuant to restricted stock units previously made irrespective of whether such grants are settled or vested within 60 days of September 2, 2026.

(3)	Assumes that all of the Resale Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(4)	Mr. Demsey serves as the Company’s Co-Chief Executive Officer and chair of the Board of Directors. The pre-offering beneficial ownership reported herein includes 31,409 shares of common stock are held by Ainsworth Holdings LLC. Seth Demsey is a beneficial owner of Ainsworth Holdings LLC and therefore may be deemed to exercise voting and investment discretion over securities held by Ainsworth Holdings LLC.

(5)	Mr. Crystal serves as the Company’s Chief Executive Officer and a member of the Board of Directors. The pre-offering beneficial ownership reported herein includes 711,321 shares of common stock that are held by the John Adler Crystal III Roth IRA. Mr. Crystal is a beneficial owner of the John Adler Crystal III Roth IRA and therefore may be deemed to exercise voting and investment discretion over securities held by John Adler Crystal III Roth IRA.

PLAN OF DISTRIBUTION

We are registering the Resale Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Resale Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares will be the purchase price of the Resale Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Resale Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Resale Shares to be made directly or through agents.

The Resale Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Resale Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Resale Shares by the Selling Stockholders.

The Resale Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Resale Shares may be listed or quoted at the time of sale, including the Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Resale Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Resale Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Resale Shares by other means not described in this prospectus. In addition, any Resale Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Resale Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Resale Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the particular Resale Shares being distributed. This may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market- making activities with respect to the Resale Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the fiscal year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended on April 28, 2026, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such consolidated financial statements have been so incorporated by reference in reliance upon the report of RBSM LLP given their authority as experts in accounting and auditing.

The consolidated financial statements of Corvex, Inc. (f/k/a Movano Inc.) (the “Company”) as of December 31, 2024 and for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Corvex Legacy Holdings, Inc. (Corvex OpCo) as of December 31, 2025 and for the fiscal year then ended, and as of December 31, 2024 and for the period from October 21, 2024 (inception) through December 31, 2024, incorporated by reference in this prospectus and in the registration statement, have been so included in reliance on the report of BDO USA, P.C., independent auditor, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A, filed with the Commission on April 28, 2026;

●	Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 19, 2026 and August 14, 2026;

●	Current Reports on Form 8-K, and any amendments thereto, filed with the Commission on April 9, 2026, April 28, 2026, May 1, 2026, June 16, 2026, June 26, 2026, July 7, 2026, September 2, 2026 and September 4, 2026; and

●	The description of the Registrant’s Common Stock filed as Exhibit 4.6 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Commission on April 28, 2026.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus does not contain all the information contained in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from the registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A, filed with the Commission on April 28, 2026;

●	Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 19, 2026 and August 14, 2026;

●	Current Reports on Form 8-K, and any amendments thereto, filed with the Commission on April 9, 2026, April 28, 2026, May 1, 2026, June 16, 2026, June 26, 2026, July 7, 2026, September 2, 2026 and September 4, 2026; and

●	The description of the Registrant’s Common Stock filed as Exhibit 4.6 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Commission on April 28, 2026.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Third Amended and Restated Certificate of Incorporation, as amended, of Corvex, Inc., a Delaware corporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article NINTH of our Third Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of our Third Amended and Restated Certificate of Incorporation and Section 6.1 of our Amended and Restated Bylaws provide that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We maintain directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, or by reason of anything done or not done by such director in any such capacity. We are obligated to indemnify directors and executive officers against all costs, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also must advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers no later than 30 days after our receipt of a statement or statements from directors or executive officers requesting such payments from time to time. Pursuant to the indemnification agreements, the directors or executive officers undertake to repay and advance to the extent it is ultimately determined that they are not entitled to be indemnified by us.

Item 7. Exemption from Registration Claimed.

The issuance of the Resale Shares being offered by the Form S-8 resale prospectus was exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering or in reliance upon Rule 701 promulgated under the Securities Act, pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Company.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2021)

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 21, 2023)

4.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 10, 2024)

4.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 25, 2024)

4.5	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed on October 8, 2025)

4.6	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on March 19, 2026)

4.7	Certificate of Designations for Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2025)

4.8	Certificate of Designations for Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2026)

4.9	Certificate of Designations for Series C Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 19, 2026)

4.10	Certificate of Designations for Series D Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 19, 2026)

4.11	Certificate of Increase of Series D Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2026)

4.12	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed on March 19, 2026)

4.13	Corvex, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K/A filed on April 28, 2026)

4.14*	Form of Inducement Performance Share Award Agreement

5.1*	Opinion of K&L Gates LLP

5.2*	Opinion of K&L Gates LLP

23.1*	Consent of Baker Tilly US, LLP, former Independent Registered Public Accounting Firm of Corvex, Inc. (f/k/a Movano Inc.)

23.2*	Consent of RBSM LLP, former Independent Registered Public Accounting Firm of Corvex, Inc.

23.3*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm of Corvex Legacy Holdings, Inc.

23.4*	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 5.2)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on September 4, 2026.

Corvex, Inc.

By:	/s/ Jay Crystal
Jay Crystal Co-Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jay Crystal and Chance Moreland, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on September 4, 2026:

Signature	Title

/s/ Jay Crystal	Co-Chief Executive Officer and Director
Jay Crystal	(Principal Executive Officer)

/s/ Chance Moreland	Chief Financial Officer
Chance Moreland	(Principal Financial and Accounting Officer)

/s/ Seth Demsey	Co-Chief Executive Officer and Director
Seth Demsey

/s/ Brian Cullinan	Director
Brian Cullinan

/s/ Nicholas Donofrio	Director
Nicholas Donofrio

/s/ Emily Wang Fairbairn	Director
Emily Wang Fairbairn

/s/ Patrick Fleury	Director
Patrick Fleury